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                                                                      EXHIBIT 16

                  [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


April 24, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Rudolph Technologies, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 20, 2001. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP